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                     [Foster Wheeler Corporation Letterhead]

                                                                      Exhibit 5

THOMAS R. O'BRIEN                                              TEL 908-730-4020
Senior Vice President                                          FAX 908-730-5300
and General Cousel

                                                   April 28, 1997




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

Reference is made to the Registration Statement on Form S-8 (the Registration Statement with which this opinion is filed) under the Securities Act of 1933, as amended, filed by Foster Wheeler Corporation (the "Company") with the Securities and Exchange Commission, relating to an increase in the amount of shares of Common Stock, par value $1.00 per share, of the Company, which may be awarded from time to time to non-employee Directors of the Company under the Company's Directors' Stock Option Plan (the "Plan") referred to in the Prospectus constituting a part of the Registration Statement filed with the Securities and Exchange Commission on May 2, 1990, and bearing Registration No. 33-34694. The number of shares of Common Stock which may be awarded under the Plan is being increased from an aggregate of 150,000 shares to an aggregate of 400,000 shares.

I have examined originals or photostatic or certified copies of such records of the Company and of public officials, and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth in this letter. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon my examination mentioned above and relying upon the statements of fact contained in the documents I have examined, I am of the opinion that the 250,000 additional shares of Common Stock of the Company to be awarded under the Plan will, when awarded in accordance with the terms of the Plan, be validly issued, fully paid and nonassessable.



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              PERRYVILLE CORPORATE PARK, CLINTON, NJ 08809-4000
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Securities and Exchange Commission
Page 2
April 28, 1997


I am a member of the Bar of the State of New York, and I do not herein express any opinion as to any law other than the laws of the State of New York and the laws of the United States of America. The opinion expressed in this letter is based upon existing laws which are subject to change.

I hereby consent to the use of this opinion as an Exhibit to the first above-described Registration Statement.


                                                       Very truly yours,



                                                       /S/ Thomas R. O'Brien

                                                       Thomas R. O'Brien


TRO/mag


















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